Exhibit 99.7

     (Text of graph posted to Ashland Inc.'s website concerning Valvoline's premium oil sales) (% of Branded)

                2001       2002        2003        2004      2005      2006
               ------     ------      ------      ------    ------    ------

January          9.5       14.2        16.7        20.8      23.0      23.9
February        10.6       14.8        20.2        21.7      21.9      25.1
March           11.4       17.9        19.4        21.8      26.7
April           11.1       17.2        17.1        22.4      23.8
May             14.0       16.8        20.5        22.5      23.2
June            13.6       17.8        21.5        20.9      26.3
July            13.6       15.9        17.2        21.4      23.6
August          13.7       17.1        18.7        24.3      24.1
September       12.8       17.5        19.4        23.3      21.5
October         13.4       16.5        17.1        22.4      22.2
November        14.7       17.4        19.5        20.9      24.4
December        13.6       16.8        22.1        22.2      22.1